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                                                                    EXHIBIT 10.5

TESSERA CONFIDENTIAL


                                 TESSERA, INC.

                        LIMITED TCC(TM) LICENSE AGREEMENT

        This Agreement is entered into as of this 9th day of May, 1996, between TESSERA INC., a corporation organized under the laws of Delaware ("Tessera") and AMKOR ELECTRONICS, INC. a corporation organized under the laws of Pennsylvania ("Licensee") with reference to the following facts:

                                     Scope:

        WHEREAS, Tessera owns certain semiconductor integrated circuit ("IC") packaging technology it calls TCC technology along with related IC tape mounting technology, where said technologies include manufacturing processes, package device designs and specifications, including design rules and certain other proprietary information and technology required to manufacture TCC packages or related IC packages, collectively, (the "Technology") (each of the foregoing capitalized terms is more particularly described herein); and

        WHEREAS, Licensee wishes to use the Technology including Tessera's intellectual property rights to manufacture and assemble said TCC and related IC packages for itself and its customers and to sell same in accordance with the terms hereof.

        The Parties Hereto Agree:

        I.      DEFINITIONS:

        As used herein, the following terms shall have the following meaning:

        A. The term "TCC" is an acronym for Tessera Compliant Chip, a type of integrated circuit ("IC") package made under certain issued Tessera Patents licensed hereunder. Generally, a TCC package has substantially coplanar bump or solder ball contacts disposed in a grid array pattern and comprises a thin compliant multi-layer structure mounted to one surface of an IC die, with permanent flexible electrical connections between at least one of said contacts and a corresponding bond pad on said IC die.

        B.      The term " uBGA(TM)" is a type of chip scale TCC package.

        C. The term "Technology" means Tessera Patents and know-how relating to design, manufacture, and assembly of TCC and related packages (excluding Batch Technology as defined herein) including know-how owned by Tessera as of the Effective Date (hereinafter defined). Technology shall also include TCC derivatives, modifications, improvements, or enhanced specifications made by Tessera during the term of this Agreement.

        D. The term "Technical Information" means Tessera technical information relating to Technology and know-how which may be proprietary and/or confidential in nature and which may


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TESSERA CONFIDENTIAL

include, without limitation, material specifications, current best method of manufacture and assembly, plating processes, tooling specifications, design methods, techniques, know-how, proprietary software, process data, yields, reliability data, and other Tessera engineering data and test results needed by Licensee (the foregoing by mutual agreement) to exercise the rights, licenses and privileges of the licenses granted hereunder.

        E. The term "Patent" means letters patents, utility models, allowances and applications therefor in all countries of the world, including re-issues, re-examinations, continuations, divisions, and all corresponding foreign patents.

        F. The term "Tessera Patent" means Patent(s) (i) which had or have a first effective filing date in any country prior to expiration or termination of this Agreement, (ii) which arise out of inventions made and/or acquired by Tessera based on the Technology prior to expiration or termination of this Agreement, and/or (iii) under which Tessera or any successor thereof has as of the Effective Date and during the term of this Agreement, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third parties except for payment to third parties for inventions made by said parties while employed by Tessera or any successor thereof, including US patents and US patent applications set forth in Schedule A attached.

        G. The term "Batch Technology" as used herein means Technology including: (i) any method or result of U.S. Patent Serial Number 08/271,768 (and related Patents) for bonding or connecting one or more substantially planar electrically conducting flexible elements to electrical contact(s) on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer, or interconnect substrate, and then forming said element(s) away from the plane of said contacts in a predetermined fashion into the flexible electrical lead(s) of a TCC package; (ii) any method or result of U.S. Patent 5,455,390 (and related Patents) for making and forming one or more flexible conducting elements on a flexible dielectric film and simultaneously joining said elements to electrical contacts on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer or interconnect substrate to produce the flexible electrical leads of a TCC package; and/or (iii) any method or result of further invention or Patent made or acquired by Tessera during the term hereof covering any batch processing method for forming or producing and/or connecting flexible electrical leads of a TCC package. Notwithstanding, the parties expressly agree that any TCC package made and/or connected individually on an IC wafer before dicing by traditional wire bonding methods and/or tape automated bonding ("TAB") gang bonding methods, is not included in Batch Technology.

        H.      THE TERM "[*]" MEANS [*] [*] FURTHER INCLUDES [*].

        I. "Licensee's Improvements" means device design modifications, derivatives, improvements, or enhanced specifications, relating to the TCC package or related materials that may be made by Licensee arising out of Technology or Technical Information or incorporated in a


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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TESSERA CONFIDENTIAL

TCC or related IC package by Licensee for sale or other transfer to a third party during the term of this Agreement or extension hereof. The parties agree that Licensee's inventions that do not arise out of Tessera's confidential information, Technology, or Technical Information shall be excluded from the definition of Licensee's Improvements unless such invention infringes a Tessera Patent or is incorporated in a TCC or related IC package by Licensee for sale or other transfer to a third party.

        J. "Standards" means those minimum standards set by Tessera for quality, reliability, materials, external device properties and/or measurements pursuant to which Licensee may sell any TCC package or related IC package under a Tessera trademark.

        K. The term "Effective Date" means the date when the last of the following events occurs:

                1.      Execution of this Agreement by both parties, and

                2. Approval of this Agreement by the Board of Directors of both parties, if necessary, and

                3. All approvals of this Agreement, if necessary, by the Philippine and/or US Government.

Notwithstanding the foregoing, if the Effective Date does not occur within 30 days of execution of this Agreement, either Party may terminate this Agreement.

        L. The term "Affiliate" means any company of which fifty percent (50%) or more of the voting stock is owned or controlled by Licensee. A company shall be considered an Affiliate only so long as such majority ownership or control exists. The term Affiliate shall also include Anam Industrial Co., Ltd., Seoul, Korea and Amkor Anam Pilipinas, Inc., Manila, Philippines so long as these companies are bound by and operate under the terms of this Agreement.

        II.     LICENSEE RIGHTS:

        A. TCC Assembly License Grant. Subject to the terms and conditions hereinafter set forth, Licensee's agreement to the provisions hereof including all attachments hereto, and Licensee's payment of the fees and royalties stated herein in Paragraph III, Tessera hereby grants Licensee a non-exclusive, non-transferable, non-sub-licensable limited license to use the Technology to package and/or assemble ICs into TCC and related IC packages and sell same world wide.

        B. Batch Technology Excluded. Notwithstanding anything herein to the contrary, Batch Technology is excluded from the scope of this Agreement, and Licensee's rights herein expressly exclude any right to package and/or assemble, or sell any TCC or related IC package made using Batch Technology.

        III.    FEE AND ROYALTY:

        A. Transfer Fee. As consideration for the licenses and the assembly rights and privileges of section II. A., hereof, Licensee shall pay to Tessera the sum of:


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TESSERA CONFIDENTIAL

                (i) [*] US DOLLARS (US $[*]) within
thirty (30) days after the Effective Date; and

                (ii)    [*] US DOLLARS (US $[*]) upon
substantial completion of the Technology Transfer pursuant to Paragraph VI as evidenced by first qualification of a TCC or related IC package at either Intel Corporation or Advanced Micro Devices, Incorporated using each company's respective qualification program standards; and

                (iii) [*] US DOLLARS (US $[*]) upon first commercial shipment of packaged ICs falling within the scope of this Agreement from Licensee to any non-Affiliate. The term commercial shipments shall not include evaluation orders or qualification lots so long as the third party customer receiving the packaged ICs uses the packaged ICs solely for internal evaluation and not in furtherance of production, commercialization or further sale or transfer of the packaged IC devices. All requirements of Paragraph II.A.(ii) shall be deemed met upon first commercial shipment and Licensee shall simultaneously pay any unpaid portion of the [*] US DOLLAR ($[*]) PAYMENT PURSUANT TO PARAGRAPH III.A.(ii) with the payment pursuant to this Paragraph III.A(iii).

        B. Base Royalty. In addition to the Transfer Fee, Licensee shall pay running royalties for the license granted in Paragraph II.A. twice annually to Tessera during the term of this Agreement. Licensee shall pay a royalty to Tessera in the amount OF [*] PERCENT ([*]%) OF THE [*] for packages licensed hereunder.

        IV.     TESSERA PURCHASE RIGHT:

        Licensee agrees to negotiate in good faith with Tessera for the terms and conditions under which Tessera may purchase reasonable quantities of TCC or related packages from Licensee.

        V.      LICENSEE REPORTS AND PAYMENT:

        Royalties shall be calculated beginning January 1, 1996 and shall be payable in full in semiannual payments. Beginning with the first payment period, Licensee shall deliver a written report describing the basis upon which royalties have been calculated and the total royalty due Tessera for the applicable payment period to Tessera within forty-five (45) days after the end of each payment period. All payments under this Paragraph shall be made in US Dollars by wire transfer to Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, Account No. 0350527875, Transit No. 121140399, or such other bank or account as Tessera may from time to time designate in writing. Payments shall be considered to be made as of the day on which they are received in Tessera's designated bank or account.

        VI.     TECHNOLOGY TRANSFER:

        A. In addition to granting of the aforesaid licenses under the Technology, upon Effective Date of this Agreement and the payment of the portion of the Transfer Fee described in


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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TESSERA CONFIDENTIAL


Paragraph III.A.(i) above, to the extent not otherwise previously transferred, Tessera will transfer to Licensee the Technology, including certain TCC package specifications, Standards and Technical Information for the TCC packages licensed herein.

        B. Tessera will make available on at least a semiannual basis, all improvements including changes and modifications in Standards, methods, materials and specifications during the term of this Agreement through Tessera's regularly published Technical Briefing Bulletin or substantially equivalent method. Notwithstanding the foregoing, Tessera is under no obligation to transfer and/or license any information whether confidential, proprietary or otherwise that it may be prohibited from transferring to Licensee by contract with a third party or applicable law. Notwithstanding any provision to the contrary, Tessera shall not be under any obligation to transfer or disclose actual patent applications or related documents to Licensee.

        C. The Parties hereto acknowledge that Tessera has provided Licensee substantial access to Technology prior to the execution of this Agreement. Notwithstanding, for a period of up to twelve (12) months commencing with the Effective Date of this Agreement, and according to a mutually agreeable time schedule and manpower assignment schedule, Tessera will make certain of its engineering staff available at its San Jose facilities for transfer activities, including joint activities with Licensee's engineers, as may be necessary in accordance with mutual agreement to successfully complete the Technology transfer, provided, Tessera shall not be obligated to provide more than sixty
(60) working days of engineering support during first twelve month period. Licensee agrees to pay all reasonable coach class air travel and hotel charges incurred by Tessera personnel in connection with engineering support performed at any of Licensee's facilities outside of San Jose. Additional engineering interactions, conducted to collaborate on technical issues of mutual concern, shall be supported by each party at its own expense.

        D. Additional engineering support (not to exceed sixty (60) working days) beyond the initial twelve month period for an additional twelve (12) month period may be made available, according to a mutually agreeable time schedule and manpower assignment schedule, at a per diem rate of US $[*] per support engineer, plus reasonable air travel and hotel charges. Any support or other services required thereafter may be provided upon terms mutually agreeable to the parties.

        VII.    IMPROVEMENTS GRANTBACK:

        A. Licensee hereby grants to Tessera a fully-paid, non-sub-licensable, non-transferable, perpetual, right to make, use and/or sell Licensee's Improvements, including Licensee's Patents covering any inventions contained in such Licensee's Improvements, made after August 31, 1994, the date of the Non-Disclosure Agreement ("NDA") between the parties (Attachment B.), covering exchange of confidential and proprietary information or made during the term of this Agreement or extension hereof, for Tessera to manufacture, have manufactured, use or sell products.

        B. Tessera agrees that Licensee may use any Licensee's Improvements to which Licensee has granted to Tessera the rights and licenses described in this Paragraph VII, and Licensee agrees that it shall not use Licensee's Improvements that has not been licensed in accordance with this Paragraph VII.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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TESSERA CONFIDENTIAL

        C. Licensee agrees to grant to the other licensees of Tessera on commercially reasonable terms a non-exclusive, non-transferable, non-sub-licensable license under Licensee's Patents covering any inventions contained in such Licensee's Improvements made on or after August 31, 1994, the date of the Non-Disclosure Agreement ("NDA") between the parties covering exchange of confidential and proprietary information or made during the term of this Agreement or extension hereof, unless such other licensees refuse to grant to Licensee similar licenses under any of such other licensees' patents relating to any improvements developed by such other licensee on similar commercially reasonable terms. In no event shall Licensee be under any obligation to grant such licenses to other licensees of Tessera, unless Licensee's Improvements are used in IC packages sold externally to non-Affiliates or proposed by Licensee and accepted for incorporation into the Standards.

        D. Any improvement that is made through the joint efforts of Tessera and Licensee shall be deemed a "Joint Improvement" hereunder and shall be the joint property of both Tessera and Licensee, and both Tessera and Licensee shall have a fully-paid, non-assessable, transferable, perpetual, sub-licensable right and license to use such Joint Improvements, but such right and license shall not include any right of license by implication with respect to any part of the Technology. Licensee and Tessera shall reasonably consult with one another with respect to applying for and maintaining jointly owned patents with respect to such Joint Improvements at shared expense. In the event that one party hereto (the "Notifying Party") notifies the other party that the Notifying Party wishes to apply for or maintain a patent in any country for any such Joint Improvement and the other party hereto does not confirm to the Notifying Party, within thirty (30) days thereafter, that such other party will join in such patent application and share the cost thereof, the Notifying Party shall have a right, at its own expense, to apply for or maintain such patent in its own name, in which case such patent shall be the sole property of the Notifying Party, and the Joint Invention in the country covered by such patent shall be treated as an improvement made solely by the Notifying party, and shall be subject to the provisions of this Agreement covering such party improvements. The parties hereto shall execute such documents and render such assistance as may be appropriate to enable the party properly having title to such Improvements to maintain or obtain patents for the same.

        E. Licensee agrees to provide semiannually to Tessera on or about the dates set forth in Paragraph V (Licensee Reports and Payments) written reports on Licensee's developmental efforts, including, but not limited to, memoranda, patent disclosures and patent applications, relating directly or indirectly to Licensee's Improvements made on or after August 31, 1994.

        F. Each party hereto agrees to provide a written notification to the other party within thirty (30) days of receiving any third party claim of patent infringement. To the extent that a party knows of infringement of a third party patent by the other party prior to a third party claim of infringement based upon the other party's particular manufacture, use or sale of packaged devices incorporating the Technology, Technical Information or Licensee Improvement, the knowledgeable party shall contact the other party about such infringement.


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TESSERA CONFIDENTIAL

        VIII.   TRADEMARKS:

        A. Ownership. Licensee acknowledges the ownership of Tessera's trademarks including, but not limited to, TESSERA, TESSERA BLOCK LOGO, TCMT, TCC and uBGA (hereinafter "Marks"), and agrees that it will do nothing inconsistent with such ownership and that all use of the marks by Licensee shall inure to the benefit of and be on behalf of Tessera. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement to make and sell TCC packages and related IC packages according to the Standards.

        B. Form of Use. Licensee agrees to use the Marks only in the form and manner with appropriate legends as prescribed from time to time by Tessera, and not use any other trademark or service mark in combination with any of the Marks without prior written approval of Tessera.

        IX.     SUPPLIER:

        Licensee, at its sole option, may enter agreements ("Subcontract") with suppliers ("Supplier") to manufacture TCCs or related IC packages or components, materials or services thereof which are licensed hereunder for Licensee only and not for Supplier's use or sale to anyone other than Licensee, provided that: (a) prior to any disclosure of Tessera confidential information, Licensee and Supplier shall execute a Non-Disclosure Agreement having substantially similar terms as Paragraph XIV herein (Non-Disclosure); and (b) Licensee shall ensure that Supplier receives no property rights to the Technology transferred under Subcontract and that any improvements to the Technology made by Supplier shall be Licensee Improvements as set forth in this Agreement; and (c) prior to transfer of any Technology or Technical Information to each Supplier, Licensee shall deliver an executed copy of each such Subcontract to Tessera. In the event Licensee or Supplier breaches any of the foregoing obligations, they shall immediately take all reasonable steps to mitigate any damages, costs, or expenses arising therefrom and Tessera shall have the right to terminate further confidential disclosures pursuant to paragraph XIV.B. of this Agreement.

        X.      TERM AND TERMINATION:

        A. Term. This Agreement shall become effective on Effective Date and, unless earlier terminated as provided for elsewhere in this Agreement, shall remain in full force until it automatically expires on the fifteenth
(15th) anniversary of the Effective Date, provided that:

                1. The parties agree to meet between the fourth and fifth anniversary of the Effective Date, and discuss the terms of the Agreement.

                2. On or before six months prior to the expiration date hereof, Licensee must elect one of the following options and notify Tessera in writing of its election, for the period beginning upon the expiration of this
Agreement:

                        a. If Licensee desires to practice further any of the issued, non-expired patent rights in Paragraph II.A. granted prior to the expiration of this Agreement, Licensee may



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TESSERA CONFIDENTIAL

elect to enter into a separate non-exclusive, non-transferable, non-sub-licensable Patent License Agreement with Tessera for all such issued, non-expired patents (keeping intact Paragraph VII) and shall pay one-half (1/2) of the royalties listed in Paragraph III.B. herein for the lesser of five (5) additional years or the life of the last expiring issued patent licensed under this Agreement's Paragraph II.A; or

                        b. Licensee may elect to permit the Agreement to expire in accordance with its terms (including termination of any payments of royalties to Tessera and termination of any rights of Licensee to use further any Tessera Patent licensed hereunder).

        B. Paid-up license. Upon expiration of the five year separate Patent License Agreement under Paragraph X.A2.a., Licensee shall have a fully paid-up and perpetual license to the issued, non-expired patents which are the subject matter of and under the terms of said separate Patent License Agreement.

        C. Termination for Breach. Either party may terminate this Agreement due to the other party's breach of this Agreement, such as failure to perform its duties, obligations, or responsibilities herein (including, without limitation, failure to pay royalties and provide reports as set forth herein). The parties agree that such breach will cause substantial damages to the party not in breach. Therefore, the non-breaching party may terminate this Agreement if such breach is not cured within sixty (60) days of notice thereof.

        D. Termination for Assignment. In the event that (i) a party either sells or assigns substantially all of its assets or business to a third party or
(ii) a third party acquires more than fifty percent (50%) of the capital stock entitled to vote for directors of such party ("Selling Party"), the Selling Party shall notify the other party of such sale or assignment of assets or the third party's acquisition. In any case of sale, assignment or acquisition, the Selling Party shall provide to the other party a written confirmation from such third party stating that such third party shall expressly undertake all the terms and conditions of this Agreement to be performed by Selling Party. In the event that such assignee/transferee does not fulfill obligations under this Agreement, the other party shall reserve a right to terminate this Agreement.

        E. Termination for Bankruptcy. In the event that one party becomes bankrupt, permanently ceases doing business, makes an assignment for the benefit of its creditors, commits an act of bankruptcy, commences any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings, or has commenced against it any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings that are not dismissed within sixty (60) days, then the other party shall have the right to terminate this Agreement immediately upon its notice. Upon such termination the non-bankrupt party shall have an option to terminate the obligations of both the parties to transfer or license Technology, Technical Information, Tessera Patent, or Licensee's Improvement that is filed after the date of termination for bankruptcy, with the parties retaining all rights to use any Technical Information and Technology transferred prior to such termination and/or Tessera Patent and Patent covering any inventions in Licensee's Improvements, to the extent licensed hereunder, just prior to such termination for bankruptcy, all such rights remaining in full force and good standing, subject to continuation of the royalty payments as stipulated in Paragraph III hereof.



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TESSERA CONFIDENTIAL

        F. Termination for Invalidity. In the event that claims in any Tessera Patent are found to be invalid by final judgment from a court of competent jurisdiction, Licensee may terminate this Agreement provided Licensee ceases to make, use and/or sell IC packages containing or embodying the Technology (excluding any such invalidated claims) or the Technical Information and covenants not to resume making, using and/or selling such IC packages. Licensee shall provide Tessera with a written representation of such termination and covenant pursuant to this Paragraph X.F. Licensee agrees that the confidentiality provisions (Paragraph XIV.) of this Agreement shall remain in effect for all Technology and Technical Information transferred between the parties prior to termination pursuant to this Paragraph X.F. Within thirty (30) days of such written termination, all tangible Tessera confidential information and all copies thereof shall be returned or destroyed. Notwithstanding the foregoing, Licensee may retain one archival copy of Tessera's confidential information. Such archival copy shall remain in restricted files with Licensee's Corporate Counsel.

        G. Termination for Non-Use. In the event Licensee ceases to make, use and/or sell IC packages containing or embodying the Technology or the Technical Information and covenants not to resume making, using and/or selling such IC packages, Licensee may terminate this Agreement. Licensee shall provide Tessera with a written representation of such termination and covenant pursuant to this Paragraph X.G. Licensee agrees that the confidentiality provisions (Paragraph XIV.) of this Agreement shall remain in effect for all Technology and Technical Information transferred between the parties prior to termination pursuant to this Paragraph X.G. Within thirty (30) days of such written termination, all tangible Tessera confidential information and all copies thereof shall be returned or destroyed. Notwithstanding the foregoing, Licensee may retain one archival copy of Tessera's confidential information. Such archival copy shall remain in restricted files with Licensee's Corporate Counsel.

        H. Any termination of this Agreement pursuant to this paragraph X, except as provided in Subparagraph B above shall be deemed a termination of this Agreement in accordance with its terms (including termination of any payments of royalties to Tessera and any rights of Licensee to use any Technology or Tessera Patent licensed hereunder).

        I. Survival Clause. Unless otherwise provided elsewhere in this Agreement, the following provisions shall survive the termination or expiration of this Agreement:

                1. Licensee's obligation to, make payment to Tessera accrued under this Agreement on or prior to expiration or termination.

                2. Licensee's obligation to submit written report stipulated in Paragraph V, Licensee Reports and Payment, and to permit the inspection and audit of its account record stipulated in Paragraph XI, Reasonable Audit.

                3. The rights and licenses of Tessera and its other licensees to use all improvements that may be granted during the term of this Agreement and any extension hereof, and licenses to any inventions contained in Licensee's Improvements granted under Paragraph VII hereof.

                4. Obligation of both parties stipulated in Paragraph XIV, Non-Disclosure.


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                5.      Paragraph X, Term and Termination.

                6.      Paragraph XII, No Warranties.

                7.      Paragraph XIII, Limitation on Damages.

                8.      Paragraph XV, Indemnity.

                9.      Paragraph XVI, Miscellaneous.

        XI.     REASONABLE AUDIT:

        Upon reasonable written prior notice, Tessera shall have the right to examine and audit, through an independent third party CPA firm, at its expense and not more frequently than once per year, all records of Licensee that may contain information bearing upon the amount of fees payable under this Agreement; provided, however, that the said auditor shall have agreed in advance in writing to maintain in confidence and not to disclose to Tessera or any third party any proprietary information obtained during the course of such audit. The results of any such audit shall be final, and within thirty (30) days after receiving the auditor's report, Licensee shall make payment to Tessera of any amount which may be found to be payable, if any.

        XII.    NO WARRANTIES:

        Licensee acknowledges and agrees that the rights and licenses, Technology and Specifications granted or otherwise provided hereunder are provided to Licensee "AS IS", with no warranty of any kind. TESSERA MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS OR NONINFRINGEMENT. Tessera makes no warranty that the Technology or Standards will be sufficient or yield any particular result.

        To the best of Tessera's knowledge and belief at the time of execution of this Agreement, Tessera hereby represents that Tessera is the owner of Tessera Patents licensed hereunder and that Tessera has the right to grant the scope of the license contemplated within this Agreement.

        XIII.   LIMITATION ON DAMAGES:

        IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.



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TESSERA CONFIDENTIAL

        XIV.    NON-DISCLOSURE:

        A. The parties agree that all confidential information disclosed either orally or in writing by one party to the other pursuant to this Agreement shall, for a period of eight (8) years from the date of first receipt of this information, not be used except in accordance with the rights and licenses granted pursuant to this Agreement and shall be maintained in confidence by the receiving party, provided, however, that such information is designated and marked as being confidential in nature by the disclosing party at the time of disclosure to the receiving party and provided further that such information, if disclosed orally, is reduced to writing, marked as being confidential, and delivered to the receiving party within thirty (30) days after such disclosure. Such Confidential Information may be disclosed only to employees of the receiving party who have a specific need to know such information for the purpose of the disclosing party. Notwithstanding the foregoing provisions of this Paragraph:

                1. The receiving party's obligation with respect to keeping information confidential shall terminate with respect to any part of such information which appears in issued patents or printed publications or which ceases to be confidential or enters the public domain through no fault of the receiving party;

                2. The receiving party shall not be precluded from disclosing or making any use whatsoever of any information which it can show was in its possession prior to the disclosure made by the furnishing party or which subsequently lawfully came into the receiving party's possession through channels independent of the furnishing party or which was developed completely independent of information provided to receiving party hereunder;

                3. For the purpose of keeping information confidential the receiving party shall use efforts commensurate with those which it employs for the protection of corresponding information of its own, but not less than a reasonable degree of care to prevent unauthorized use, disclosure, dissemination, or publication of information transferred hereunder;

                4. The receiving party shall not be liable for any disclosure resulting from the sale of any product or component; and

                5. The receiving party may disclose confidential information of the party to the receiving party's Suppliers or vendors where necessary for the manufacture, use or sale of products by the receiving party, as provided for in Paragraph IX (Supplier).

        B. The parties hereto shall consult with each other from time to time and mutually approve promotional materials, including samples, technical data, or otherwise containing any proprietary and/or confidential information of the parties, for disclosure to customers by either party or jointly under a mutually agreeable and reciprocal non-disclosure agreement. Notwithstanding the parties' obligations hereunder with respect to timely reports and/or disclosures to the other containing confidential information, breach of this Paragraph XIV by either party shall be deemed sufficient cause for the other party to terminate any further obligation to make confidential disclosures to the breaching party without limiting any other remedy at law. If such a breach occurs, the non-breaching party shall send a written notification to the breaching party. The

TESSERA CONFIDENTIAL

breaching party will then have fifteen (15) days from the mailing date of the notification within which to mitigate the effects of the wrongful disclosure amounting to a breach hereunder. If such actions are sufficient to mitigate the effects of the wrongful disclosure, the obligation of the Nonbreaching party to make confidential disclosures shall resume.

        XV.     INDEMNITY:

        A. Licensee agrees to defend, indemnify and hold Tessera harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or related to Licensee's use of the Technology. Notwithstanding, Licensee shall not be required to defend or help defend the validity of any Tessera Patent.

        B. Tessera agrees to defend, indemnify and hold Licensee harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Tessera's use of Licensee Improvements. Notwithstanding, Tessera shall not be required to defend or help defend the validity of any Licensee Patent.

        XVI.    MISCELLANEOUS:

        The following additional terms shall apply to this Agreement:

        A. Governing Law. Arbitration. This Agreement shall be governed, interpreted and construed in accordance with the laws of the States of California as if without regard to its provisions with respect to conflicts of Laws. Both parities shall use their best efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies, claims or differences cannot be settled between the parties, such disputes, controversies, claims or differences shall be finally settled by arbitration under the rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators shall be final. If a claim is brought by Tessera (except for nonpayment of royalties), the location of the arbitration shall be Philadelphia, Pennsylvania. If a claim is brought by Licensee or by Tessera for nonpayment of royalties, the location of the arbitration shall be San Jose, California.

        B. No Waiver. No failure or delay on either party in the exercise of any right or privilege hereunder shall operate as waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or any other right or privilege.

        C. Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and Licensee at the addresses and facsimile numbers set forth below:

              Tessera:     Tessera, Inc.
                           3099 Orchard Dr.
                           San Jose, California 95134

TESSERA CONFIDENTIAL


                           Facsimile No.: 408-894-0768
                           Attn.: Chief Executive Officer

              Licensee:    Amkor Electronics, Inc.
                           Goshen Corporate Park
                           1345 Enterprise Drive
                           West Chester, PA 19380
                           Facsimile: (610) 431-1988
                           Attn.: Kevin Heron, Corporate Counsel

        Either Party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

        D. Documentation Managers. Both Licensee and Tessera shall designate a Documentation Manager to perform the task of logging and tracking the confidential documents transferred between the companies. If possible, each transfer of confidential information should be first transferred between the respective Documentation Managers before disclosure in a meeting or via mail/fax. If the information is first disclosed between representatives of the parties, an effort should be made to send a copy of the disclosed information to the receiving party's Documentation Manager along with the date of the disclosure. Tessera's Documentation Manager is Christopher M. Pickett, In-house Patent Counsel and may be contacted at the Tessera fax and street address. Licensee's Documentation Manager is Kevin Heron, Corporate Counsel and may be contacted at Licensee's fax and street address.

        E. Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

        F. Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

        G. Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

        H. Export Regulations. Both parties shall comply with the laws and regulations of he government of the United States, and of any other country as applicable relating to the export of

TESSERA CONFIDENTIAL

commodities and technical data, any direct product of such data, or any product received the other, to any proscribed country listed in such laws and regulations unless properly authorized by the appropriate government, and not knowingly export, or allow the export or re-export of any Technology or Proprietary Information, or any system, component, item, material or package made under or using the foregoing, in violation of any restrictions, laws or regulations, or without all required licenses and authorizations, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the US Export Administration Regulations (or any successor supplement or regulations).

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


TESSERA, INC.:                             AMKOR ELECTRONICS, INC.:

/s/ JOHN W. SMITH            5-9-96         /s/ JOHN BORUCH             5-10-96
-----------------------------------        ------------------------------------
Name                         Date          Name                         Date

President                                  President
-----------------------------------        ------------------------------------
Title                                                 Title

                           [TESSERA, INC. LETTERHEAD]


                                                                August 13, 1997

Mr. Kevin Heron
Corporate Counsel
Amkor Electronics, Inc.
Goshen Corporate Park
1345 Enterprise Dr.
West Chester PA 19380

RE: Amendment Letter - Change in Definition of "Licensee"

Dear Kevin:

As mentioned in my June 16, 1997 letter to you, Tessera is requesting a modification to the TCC License Agreement so that Anam (Korea) and Amkor/Anam (Philippines) are expressly covered under the terms of the Agreement pursuant to the Affiliate Agreement that both have signed with Tessera. The proposed modification to the introductory paragraph of the Agreement is as follows:

       "This Agreement is entered into as of this 9th day of May, 1996, between TESSERA, INC., a corporation organized under the laws of Delaware ("Tessera") and AMKOR ELECTRONICS, INC. a corporation organized under the laws of Pennsylvania and its Affiliates ("Licensee") with reference to the following facts:"

If you agree with the above revision, please have an authorized representative of Amkor sign the both copies of this amendment letter


Best regards,

/s/ CHRIS PICKETT
----------------------------------
Chris Pickett
Director of Intellectual Property
Tessera, Inc.

TESSERA. INC.                           AMKOR ELECTRONICS. INC.


Signature:  /s/ JOHN W. SMITH           Signature: /s/ FRANK J. MARCUCCI
          --------------------------              ------------------------------
Print Name: John Smith                  Print Name:   Frank J. Marcucci
           -------------------------               -----------------------------
Title:   President                      Title: Executive Vice President
      ------------------------------          ----------------------------------
Date:   8.13.97                         Date:      8-20-97
     -------------------------------         -----------------------------------

                           ANAM INDUSTRIAL Co., Ltd.

                           AFFILIATE STATUS AGREEMENT



Pursuant to Paragraph I.L. (shown below) of the Limited TCC License Agreement ("Agreement") between Tessera, Inc. and Amkor Electronics, Inc. having an Effective Date of May 9, 1996, Anam Industrial Co., Ltd. hereby accepts such Affiliate status and agrees to be bound by the terms and conditions of the underlying Agreement between Tessera and Amkor Electronics, Inc. and thereby enjoys the same rights as any Affiliate under such Agreement.

       L. The term "Affiliate" means any company of which fifty percent (50%) or more of the voting stock is owned or controlled by Licensee. A company shall be considered an Affiliate only so long as such majority ownership or control exists. The term Affiliate shall also include Anam Industrial Co., Ltd., Seoul, Korea and Amkor Anam Pilipinas, Inc., Manila, Philippines so long as these companies are bound by and operate under the terms of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date last written below.

TESSERA, INC.                            ANAM INDUSTRIAL Co., Ltd.

By:   /s/ JOHN W. SMITH                  By:  /s/ JUNGIHIL KIM
   --------------------------------         ------------------------------------
Print Name:  John Smith                  Print Name:  Jungihil Kim
           ------------------------                 ----------------------------
Title:  President                        Title: Managing Director, R&D
      -----------------------------            ---------------------------------
Date:  6-16-97                           Date:    May 29, 1997
     ------------------------------           ----------------------------------

                           AMKOR ANAM PILIPINAS, INC.

                           AFFILIATE STATUS AGREEMENT

Pursuant to Paragraph I.L. (shown below) of the Limited TCC License Agreement ("Agreement") between Tessera, Inc. and Amkor Electronics, Inc. having an Effective Date of May 9, 1996, Amkor Anam Pilipinas, Inc. hereby accepts such Affiliate status and agrees to be bound by the terms and conditions of the underlying Agreement between Tessera and Amkor Electronics, Inc. and thereby enjoys the same rights as any Affiliate under such Agreement.

       L. The term "Affiliate" means any company of which fifty percent (50%) or more of the voting stock is owned or controlled by Licensee. A company shall be considered an Affiliate only so long as such majority ownership or control exists. The term Affiliate shall also include Anam Industrial Co., Ltd., Seoul, Korea and Amkor Anam Pilipinas, Inc., Manila, Philippines so long as these companies are bound by and operate under the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date last written below.

TESSERA, INC.                         AMKOR ANAM PILIPINAS, INC.


Signature:  /s/ JOHN W. SMITH         Signature: /s/ MICHAEL D. O'BRIEN
          --------------------------            -------------------------------
Print Name: John Smith                Print Name:   Michael D. O'Brien
           -------------------------             ------------------------------
Title:   President                    Title: VICE CHAIRMAN, AMKOR/ANAM PILIPINAS
      ------------------------------        -----------------------------------
Date:   7/25/97                       Date:      6-25-97
     -------------------------------       ------------------------------------